EXHIBIT 5.1

[Letterhead of Navigant Consulting, Inc.]

May 15, 2015

Navigant Consulting, Inc.

30 S. Wacker, Suite 3550

Chicago, IL 60606

Re:	Registration Statement on Form S-8 of Navigant Consulting, Inc. (the “Registration Statement”) registering 2,200,000 shares of Common Stock, $0.001 par value

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of Navigant Consulting, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the registration on Form S-8 of the offer and sale of up to 2,200,000 shares of Common Stock, $0.001 par value of the Company (the “Common Stock”), being referred to as the “Plan Shares”, that may be issued under the Navigant Consulting, Inc. Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement to be filed with the Securities and Exchange Commission (the “Commission”) under the Act; (ii) the Restated Certificate of Incorporation of the Company, as amended, as currently in effect; (iii) the By-Laws of the Company, as amended, as currently in effect; (iv) the Plan; (v) resolutions of the Board of Directors of the Company relating to, among other things, approval of the Plan and the filing of the Registration Statement; and (vi) a report of the inspector of election certifying as to approval of the Plan by the shareholders of the Company at the Company’s Annual Meeting of Shareholders held on May 14, 2015. I have also examined such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of all documents. As to any facts material to this opinion which I did not independently verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based on the forgoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that each Plan Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly authorized the issuance of such Plan Share as contemplated by the Plan; and (iii) either a certificate representing such Plan Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plan or if any Plan Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Plan Share to the person entitled thereto against payment of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plan.

This opinion is limited to the General Corporation Law of the State of Delaware, and I do not express any opinion herein concerning any other law. The opinion expressed herein is based on laws in effect on the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinion contained herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not concede that I am an expert within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

Very truly yours,

/s/ Monica M. Weed
Monica M. Weed
Executive Vice President, General Counsel and Secretary